Global. Connected. Sustainable.

2Q
19

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Second Quarter 2019

Financial Supplement
Corporate Information	Second Quarter 2019

Corporate Profile
Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of June 30, 2019, the company's 220 data centers, including 36 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 29.9 million square feet, excluding approximately 3.3 million square feet of space under active development and 2.0 million square feet of space held for future development, located throughout North America, Europe, Latin America, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
Chief Executive Officer: A. William Stein
Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Executive Vice President, Global Sales & Marketing: Corey J. Dyer
Executive Vice President, Operations: Erich J. Sanchack

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.digitalrealty.com
(Please proceed to the Investor Relations section)

Analyst Coverage

Bank of America
Argus Research	BMO Capital Markets	Merrill Lynch	Barclays Capital	Berenberg
Jacob Kilstein	Ari Klein	Michael Funk	Ross Smotrich	Nate Crossett
(646) 747-5447	(212) 885-4103	(646) 855-5664	(212) 526-2306	(646) 949-9030

Citigroup	Cowen & Company	Credit Suisse	Green Street Advisors	Guggenheim Securities
Michael Rollins	Colby Synesael	Sami Badri	Lukas Hartwich	Robert Gutman
(212) 816-1116	(646) 562-1355	(212) 538-1727	(949) 640-8780	(212) 518-9148

J.P. Morgan	Jefferies	KeyBanc Capital	MoffettNathanson	Morgan Stanley
Richard Choe	Jonathan Petersen	Jordan Sadler	Nick Del Deo	Simon Flannery
(212) 662-6708	(212) 284-1705	(917) 368-2280	(212) 519-0025	(212) 761-6432

Morningstar	New Street Research	RBC Capital Markets	Raymond James	Robert W. Baird
Matthew Dolgin	Spencer Kurn	Jonathan Atkin	Frank Louthan	David Rodgers
(312) 696-6783	(212) 921-2067	(415) 633-8589	(404) 442-5867	(216) 737-7341

Stifel	SunTrust	UBS	Wells Fargo	William Blair
Erik Rasmussen	Gregory Miller	John Hodulik	Jennifer Fritzsche	James Breen
(212) 271-3461	(212) 303-4169	(212) 713-4226	(312) 920-3548	(617) 235-7513

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Second Quarter 2019

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Positive Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18
High price	$125.19	$120.93	$117.87	$125.10	$112.07
Low price	$111.90	$100.05	$100.57	$110.80	$100.50
Closing price, end of quarter	$117.79	$119.00	$106.55	$112.48	$111.58
Average daily trading volume	1,099,390	1,472,260	1,543,927	1,192,244	1,121,334
Indicated dividend per common share (1)	$4.32	$4.32	$4.04	$4.04	$4.04
Closing annual dividend yield, end of quarter	3.7%	3.6%	3.8%	3.6%	3.6%
Shares and units outstanding, end of quarter (2)	217,694,587	217,687,598	217,006,540	214,607,642	214,553,149
Closing market value of shares and units outstanding (3)	$25,642,246	$25,904,824	$23,122,047	$24,139,068	$23,939,840

(1)	On an annualized basis.

(2)
As of June 30, 2019, the total number of shares and units includes 208,324,538 shares of common stock, 7,196,668 common units held by third parties and 2,173,381 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, and series K cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(3)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of June 30, 2019	Second Quarter 2019

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	208,324,538	95.7%
Third-Party Unitholders	7,196,668	3.3%
Directors, Officers and Others (3)	2,173,381	1.0%
Total	217,694,587	100.0%

(1)	Includes properties owned by joint ventures.

(2)
The total number of units includes 208,324,538 general partnership common units, 7,196,668 common units held by third parties and 2,173,381 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, and series K cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 9,775,000 shares of common stock that may be issued upon full physical settlement of the September 2018 forward sales agreements.

(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2019

Shares and Units at End of Quarter	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18
Common shares outstanding	208,324,538	208,214,139	206,425,656	206,267,055	206,055,117
Common units outstanding	9,370,049	9,473,459	10,580,884	8,340,587	8,498,032
Total Shares and Partnership Units	217,694,587	217,687,598	217,006,540	214,607,642	214,553,149

Enterprise Value
Market value of common equity (1)	$25,642,246	$25,904,824	$23,122,047	$24,139,068	$23,939,840
Liquidation value of preferred equity	1,111,250	1,476,250	1,266,250	1,266,250	1,266,250
Total debt at balance sheet carrying value	10,842,578	10,279,656	11,101,479	9,179,871	9,106,084
Total Enterprise Value	$37,596,074	$37,660,730	$35,489,776	$34,585,189	$34,312,174
Total debt / total enterprise value	28.8%	27.3%	31.3%	26.5%	26.5%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$20,141,190	$19,666,056	$19,014,993	$17,981,293	$17,722,610
Total Assets	23,430,091	23,342,067	23,766,695	21,462,110	21,411,423
Total Liabilities	12,939,027	12,341,890	12,892,653	10,681,095	10,561,690

Selected Operating Data
Total operating revenues	$800,797	$814,515	$778,267	$768,924	$754,919
Total operating expenses	651,825	672,972	655,420	629,859	610,857
Interest expense	86,051	101,552	84,883	80,851	78,810
Net income	61,324	120,997	52,597	90,264	88,159
Net income available to common stockholders	31,738	95,869	31,230	67,268	65,134

Financial Ratios
EBITDA (2)	$433,890	$526,059	$411,200	$444,508	$444,853
Adjusted EBITDA (3)	468,498	483,063	464,165	457,242	461,852
Net Debt to Adjusted EBITDA (4)	6.1x	5.5x	6.2x	5.2x	5.2x
GAAP interest expense	86,051	101,552	84,883	80,851	78,810
Fixed charges (5)	112,373	133,545	114,827	111,055	107,401
Interest coverage ratio (6)	4.9x	4.3x	4.9x	5.0x	5.3x
Fixed charge coverage ratio (7)	4.2x	3.6x	4.0x	4.1x	4.3x

Profitability Measures
Net income per common share - basic	$0.15	$0.46	$0.15	$0.33	$0.32
Net income per common share - diluted	$0.15	$0.46	$0.15	$0.33	$0.32
Funds from operations (FFO) / diluted share and unit (8)	$1.53	$1.92	$1.54	$1.57	$1.64
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.64	$1.73	$1.68	$1.63	$1.66
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.50	$1.53	$1.44	$1.54	$1.55
Dividends per share and common unit	$1.08	$1.08	$1.01	$1.01	$1.01
Diluted FFO payout ratio (8) (10)	70.7%	56.4%	65.6%	64.2%	61.5%
Diluted Core FFO payout ratio (8) (11)	65.9%	62.4%	60.1%	62.0%	60.8%
Diluted AFFO payout ratio (9) (12)	71.8%	70.5%	70.1%	65.4%	65.4%

Portfolio Statistics
Data Centers (13)	220	215	214	198	198
Cross-connects (14)	79,700	79,000	78,000	77,000	76,000
Net rentable square feet, excluding development space (13)	29,871,498	29,551,498	29,134,633	27,918,778	27,847,819
Occupancy at end of quarter (15)	87.8%	88.6%	89.0%	89.5%	89.4%
Occupied square footage	26,231,209	26,181,004	25,935,668	25,001,127	24,906,210
Space under active development (16)	3,296,821	3,227,275	3,350,848	3,634,830	3,325,092
Space held for development (17)	2,005,804	2,095,868	2,056,799	1,816,366	1,455,841
Weighted average remaining lease term (years) (18)	5.3	5.3	4.6	4.5	4.7
Same-capital occupancy at end of quarter (15) (19)	89.3%	89.8%	90.2%	90.8%	91.3%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2019

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, series J, and series K cumulative redeemable preferred stock upon certain change of control transactions, as applicable.

(2)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 38. For a reconciliation of net income available to common stockholders to EBITDA, see page 37.

(3)
Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 38. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 37.

(4)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For definitions and discussion of FFO and core FFO, see page 38. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 13.

(9)	For a definition and discussion of AFFO, see page 38. For a reconciliation of core FFO to AFFO, see page 14.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.

(14)	Represents approximate amounts.

(15)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.

(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30). Excludes buildings held-for-sale.

(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34). Excludes buildings held-for-sale.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(19)
Represents buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Second Quarter 2019

DIGITAL REALTY REPORTS SECOND QUARTER 2019 RESULTS

San Francisco, CA — July 30, 2019 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the second quarter of 2019. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders of $0.15 per share in 2Q19, compared to $0.32 in 2Q18

•	Reported FFO per share of $1.53 in 2Q19, compared to $1.64 in 2Q18

•	Reported core FFO per share of $1.64 in 2Q19, compared to $1.66 in 2Q18

•	Signed total bookings during 2Q19 expected to generate $62 million of annualized GAAP rental revenue, including a $9 million contribution from interconnection

•	Reiterated 2019 core FFO per share outlook of $6.60 - $6.70

Financial Results
Digital Realty reported revenues for the second quarter of 2019 of $801 million, a 2% decrease from the previous quarter and a 6% increase from the same quarter last year.
The company delivered second quarter of 2019 net income of $61 million, and net income available to common stockholders of $32 million, or $0.15 per diluted share, compared to $0.46 per diluted share in the previous quarter and $0.32 per diluted share in the same quarter last year.
Digital Realty generated second quarter of 2019 adjusted EBITDA of $468 million, a 3% decrease from the previous quarter and a 1% increase over the same quarter last year (reflecting the January 1, 2019 adoption of FASB Accounting Standard Codification Topic 842, Leases).
The company reported second quarter of 2019 funds from operations of $334 million, or $1.53 per share, compared to $1.92 per share in the previous quarter and $1.64 per share in the same quarter last year.
Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered second quarter of 2019 core FFO per share of $1.64, a 5% decrease from $1.73 per share in the previous quarter, and a 1% decrease from $1.66 per share in the same quarter last year.

Leasing Activity
“In the second quarter, we signed total bookings expected to generate $62 million of annualized GAAP rental revenue, including a $9 million contribution from interconnection,” said Chief Executive Officer A. William Stein. “This positive momentum is a direct reflection of the durability of our diversified global platform and customer base, with strong demand across regions and verticals. Looking ahead, we remain confident in the resiliency of our business, and we will continue to prudently invest in the expansion of our global platform to support our customers’ growth.”
The weighted-average lag between leases signed during the second quarter of 2019 and the contractual commencement date was eight months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $125 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2019 rolled down 5.8% on a cash basis and down 3.7% on a GAAP basis.

Digital Realty Trust
Earnings Release	Second Quarter 2019

New leases signed during the second quarter of 2019 are summarized by region and product type as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$16,133	86,943	$186	9.7	$139
Powered Base Building	4,036	116,998	34	—	—
Colocation	6,540	23,365	280	1.9	289
Non-Technical	257	12,239	21	—	—
Total	$26,966	239,545	$113	11.6	$163

Europe (1)
Turn-Key Flex	$19,987	187,907	$106	16.8	$99
Colocation	1,142	2,256	506	0.2	387
Non-Technical	146	4,497	33	—	—
Total	$21,275	194,660	$109	17.0	$103

Asia Pacific (1)
Turn-Key Flex	$4,351	18,686	$233	2.1	$172
Colocation	164	60	2,737	—	547
Non-Technical	73	1,249	58	—	—
Total	$4,588	19,995	$229	2.1	$177

Interconnection	$8,937	N/A	N/A	N/A	N/A

Grand Total	$61,766	454,200	$116	30.7	$131

Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended June 30, 2019.

Investment Activity

During the second quarter of 2019, Digital Realty closed on the acquisition of 22.5 acres of land in the Tokyo, Paris and Northern Virginia metro areas for approximately $49 million. Commencement of development on these parcels will be subject to market demand, and delivery will be phased to meet future customer growth requirements.

Balance Sheet
Digital Realty had approximately $10.8 billion of total debt outstanding as of June 30, 2019, comprised of $10.7 billion of unsecured debt and approximately $0.1 billion of secured debt. At the end of the second quarter of 2019, net debt-to-adjusted EBITDA was 6.1x, debt-plus-preferred-to-total enterprise value was 31.8% and fixed charge coverage was 4.2x. Pro forma for settlement of the $1.1 billion forward equity offering, net debt-to-adjusted EBITDA was 5.5x and fixed charge coverage was 4.4x.
Early in the second quarter of 2019, Digital Realty also completed the previously announced redemption of all 14.6 million shares of its 7.375% Series H Cumulative Redeemable Preferred Stock.
During the second quarter of 2019, Digital Realty closed a $900 million bond offering of 10-year senior unsecured notes at 3.600% and concurrently commenced an any-and-all cash tender offer for its outstanding 3.400% Notes due 2020 and 5.25% Notes due 2021. Approximately 81% of the Notes were validly tendered and purchased through the tender offer during the second quarter. Subsequent to quarter-end, Digital Realty settled the redemption of the remaining balance, in accordance with the terms of the indentures governing the Notes.

Digital Realty Trust
Earnings Release	Second Quarter 2019

2019 Outlook
Digital Realty reiterated its 2019 core FFO per share outlook of $6.60 - $6.70. The assumptions underlying this guidance are summarized in the following table.

	As of	As of	As of	As of
Top-Line and Cost Structure	January 8, 2019	February 5, 2019	April 25, 2019	July 30, 2019
Total revenue	$3.2 - $3.3 billion	$3.2 - $3.3 billion	$3.2 - $3.3 billion	$3.2 - $3.3 billion
Net non-cash rent adjustments (1)	($5 - $15 million)	($5 - $15 million)	($5 - $15 million)	($5 - $15 million)
Adjusted EBITDA margin	57.0% - 59.0%	57.0% - 59.0%	57.0% - 59.0%	57.0% - 59.0%
G&A margin	6.0% - 7.0%	6.0% - 7.0%	6.0% - 7.0%	6.0% - 7.0%

Internal Growth
Rental rates on renewal leases
Cash basis	Down high-single-digits	Down high-single-digits	Down high-single-digits	Down mid-single-digits
GAAP basis	Slightly positive	Slightly positive	Slightly positive	Slightly positive
Year-end portfolio occupancy	+/- 50 bps	+/- 50 bps	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	+/- 2.0%	+/- 2.0%	-2.0% to -4.0%	-2.0% to -4.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.30	$1.20 - $1.30	$1.20 - $1.30	$1.20 - $1.30
U.S. Dollar / Euro	$1.10 - $1.20	$1.10 - $1.20	$1.10 - $1.20	$1.10 - $1.20

External Growth
Development
CapEx	$1.2 - $1.4 billion	$1.2 - $1.4 billion	$1.2 - $1.4 billion	$1.2 - $1.4 billion
Average stabilized yields	9.0% - 12.0%	9.0% - 12.0%	9.0% - 12.0%	9.0% - 12.0%
Enhancements and other non-recurring CapEx (3)	$30 - $40 million	$30 - $40 million	$30 - $40 million	$30 - $40 million
Recurring CapEx + capitalized leasing costs (4)	$145 - $155 million	$145 - $155 million	$145 - $155 million	$160 - $170 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0.5 - $1.0 billion	$1.0 - $1.5 billion	$1.5 - $2.0 billion	$2.3 billion
Pricing	3.50% - 5.00%	2.50% - 5.00%	2.75% - 3.75%	3.03%
Timing	Early-to-mid 2019	Early-to-mid 2019	Early-to-mid 2019	Early-to-mid 2019

Net income per diluted share	$1.40 - $1.45	$1.40 - $1.45	$1.65 - $1.70	$1.50 - $1.55
Real estate depreciation and (gain) / loss on sale	$5.15 - $5.15	$5.15 - $5.15	$5.00 - $5.10	$5.10 - $5.10
Funds From Operations / share (NAREIT-Defined)	$6.55 - $6.60	$6.55 - $6.60	$6.65 - $6.80	$6.60 - $6.65
Non-core expenses and revenue streams	$0.05 - $0.10	$0.05 - $0.10	($0.05 - $0.10)	$0.00 - $0.05
Core Funds From Operations / share	$6.60 - $6.70	$6.60 - $6.70	$6.60 - $6.70	$6.60 - $6.70
Foreign currency translation adjustments	$0.05 - $0.15	$0.05 - $0.15	$0.05 - $0.15	$0.05 - $0.15
Constant-Currency Core FFO / share	$6.65 - $6.85	$6.65 - $6.85	$6.65 - $6.85	$6.65 - $6.85

(1)
Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes properties owned as of December 31, 2017 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2018-2019, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(4)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	Second Quarter 2019

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO, and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on July 30, 2019, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's second quarter 2019 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 7733535 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available after the call until August 30, 2019. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10132534. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,000 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Latin America, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500
John J. Stewart
Investor Relations
Digital Realty
(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2019

	Three Months Ended					Six Months Ended
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	30-Jun-19	30-Jun-18
Rental revenues	$565,925	$585,425	$555,816	$541,073	$534,556	$1,151,349	$1,065,481
Tenant reimbursements - Utilities	106,409	102,569	102,641	105,822	100,084	208,978	198,660
Tenant reimbursements - Other	62,820	55,868	53,090	57,282	55,639	118,688	107,142
Interconnection & other	64,232	68,168	63,803	62,760	61,770	132,400	123,143
Fee income	925	1,921	2,896	1,469	2,343	2,845	3,476
Other	486	564	21	518	527	1,051	1,385
Total Operating Revenues	$800,797	$814,515	$778,267	$768,924	$754,919	$1,615,311	$1,499,287

Utilities	$123,398	$124,334	$122,108	$127,239	$115,470	$247,732	$227,700
Rental property operating	128,634	130,620	133,024	118,732	114,852	259,254	228,262
Property taxes	41,482	37,315	32,098	34,871	27,284	78,797	62,547
Insurance	3,441	2,991	2,412	2,653	2,606	6,432	6,337
Depreciation & amortization	290,562	311,486	299,362	293,957	298,788	602,048	593,577
General & administration	52,318	51,976	38,801	40,997	44,277	104,294	80,566
Severance, equity acceleration, and legal expenses	665	1,483	602	645	1,822	2,148	2,056
Transaction and integration expenses	4,210	2,494	25,917	9,626	5,606	6,704	9,784
Impairment of investments in real estate	—	5,351	—	—	—	5,351	—
Other expenses	7,115	4,922	1,096	1,139	152	12,037	583
Total Operating Expenses	$651,825	$672,972	$655,420	$629,859	$610,857	$1,324,797	$1,211,412

Operating Income	$148,972	$141,543	$122,847	$139,065	$144,062	$290,514	$287,875

Equity in earnings of unconsolidated joint ventures	$6,962	$9,217	$9,245	$8,886	$7,438	$16,180	$14,848
Gain on sale / deconsolidation	—	67,497	7	26,577	14,192	67,497	53,465
Interest and other income	16,980	21,444	1,106	(981)	3,398	38,424	3,356
Interest (expense)	(86,051)	(101,552)	(84,883)	(80,851)	(78,810)	(187,603)	(155,795)
Tax benefit (expense)	(4,634)	(4,266)	5,843	(2,432)	(2,121)	(8,900)	(5,495)
Loss from early extinguishment of debt	(20,905)	(12,886)	(1,568)	—	—	(33,791)	—
Net Income	$61,324	$120,997	$52,597	$90,264	$88,159	$182,321	$198,254

Net income attributable to noncontrolling interests	(1,156)	(4,185)	(1,038)	(2,667)	(2,696)	(5,341)	(6,164)
Net Income Attributable to Digital Realty Trust, Inc.	$60,168	$116,812	$51,559	$87,597	$85,463	$176,980	$192,090

Preferred stock dividends, including undeclared dividends	(16,670)	(20,943)	(20,329)	(20,329)	(20,329)	(37,613)	(40,658)
Issuance costs associated with redeemed preferred stock	(11,760)	—	—	—	—	(11,760)	—

Net Income Available to Common Stockholders	$31,738	$95,869	$31,230	$67,268	$65,134	$127,607	$151,432

Weighted-average shares outstanding - basic	208,284,407	207,809,383	206,345,138	206,118,472	205,956,005	208,048,207	205,835,757
Weighted-average shares outstanding - diluted	209,435,572	208,526,249	207,113,100	206,766,256	206,563,079	208,894,294	206,460,170
Weighted-average fully diluted shares and units	218,497,318	217,756,161	215,417,085	214,937,168	214,895,273	218,039,658	214,773,601

Net income per share - basic	$0.15	$0.46	$0.15	$0.33	$0.32	$0.61	$0.74
Net income per share - diluted	$0.15	$0.46	$0.15	$0.33	$0.32	$0.61	$0.73

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2019

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Six Months Ended
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	30-Jun-19	30-Jun-18

Net Income Available to Common Stockholders	$31,738	$95,869	$31,230	$67,268	$65,134	$127,607	$151,432
Adjustments:
Non-controlling interests in operating partnership	1,400	4,300	1,300	2,700	2,700	5,700	6,180
Real estate related depreciation & amortization (1)	286,915	307,864	295,724	290,757	295,750	594,779	587,436
Unconsolidated JV real estate related depreciation & amortization	13,623	3,851	3,615	3,775	3,722	17,474	7,198
(Gain) on real estate transactions	—	—	(7)	(26,577)	(14,192)	—	(53,465)
Impairment of investments in real estate	—	5,351	—	—	—	5,351	—
Funds From Operations	$333,676	$417,235	$331,862	$337,923	$353,114	$750,911	$698,781

Funds From Operations - diluted	$333,676	$417,235	$331,862	$337,923	$353,114	$750,911	$698,781

Weighted-average shares and units outstanding - basic	217,346	217,039	214,649	214,289	214,288	217,194	214,149
Weighted-average shares and units outstanding - diluted (2)	218,497	217,756	215,417	214,937	214,895	218,040	214,774

Funds From Operations per share - basic	$1.54	$1.92	$1.55	$1.58	$1.65	$3.46	$3.26

Funds From Operations per share - diluted (2)	$1.53	$1.92	$1.54	$1.57	$1.64	$3.44	$3.25

	Three Months Ended					Six Months Ended
Reconciliation of FFO to Core FFO	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	30-Jun-19	30-Jun-18

Funds From Operations - diluted	$333,676	$417,235	$331,862	$337,923	$353,114	$750,911	$698,781
Adjustments:
Termination fees and other non-core revenues (3)	(16,826)	(14,445)	(21)	(518)	(3,663)	(31,271)	(4,521)
Transaction and integration expenses	4,210	2,494	25,917	9,626	5,606	6,704	9,784
Loss from early extinguishment of debt	20,905	12,886	1,568	—	—	33,791	—
Issuance costs associated with redeemed preferred stock	11,760	—	—	—	—	11,760	—
Severance, equity acceleration, and legal expenses (4)	665	1,483	602	645	1,822	2,148	2,056
(Gain) / Loss on FX revaluation	(4,251)	9,604	—	—	—	5,353	—
(Gain) on contribution to unconsolidated joint venture, net of related tax	—	(58,497)	—	—	—	(58,497)	—
Other non-core expense adjustments	7,115	4,922	1,471	2,269	152	12,037	583
Core Funds From Operations - diluted	$357,254	$375,682	$361,399	$349,945	$357,031	$732,936	$706,683

Weighted-average shares and units outstanding - diluted (2)	218,497	217,756	215,417	214,937	214,895	218,040	214,774

Core Funds From Operations per share - diluted (2)	$1.64	$1.73	$1.68	$1.63	$1.66	$3.36	$3.29

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended					Six Months Ended
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	30-Jun-19	30-Jun-18

Depreciation & amortization per income statement	$290,562	$311,486	$299,362	$293,957	$298,788	$602,048	$593,577
Non-real estate depreciation	(3,647)	(3,622)	(3,638)	(3,200)	(3,038)	(7,269)	(6,141)

Real Estate Related Depreciation & Amortization	$286,915	$307,864	$295,724	$290,757	$295,750	$594,779	$587,436

(2)
For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, and series K preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, and series K preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and the share count detail section of the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2019

	Three Months Ended					Six Months Ended
Reconciliation of Core FFO to AFFO	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	30-Jun-19	30-Jun-18

Core FFO available to common stockholders and unitholders	$357,254	$375,682	$361,399	$349,945	$357,031	$732,936	$706,683
Adjustments:
Non-real estate depreciation	3,647	3,622	3,638	3,200	3,038	7,269	6,141
Amortization of deferred financing costs	2,905	4,493	3,128	3,066	2,953	7,398	6,013
Amortization of debt discount/premium	515	760	971	902	882	1,275	1,757
Non-cash stock-based compensation expense	9,468	7,592	5,609	5,823	8,419	17,060	13,916
Straight-line rental revenue	(13,033)	(15,979)	(11,157)	(10,511)	(8,489)	(29,013)	(18,755)
Straight-line rental expense	318	1,235	2,052	2,482	2,669	1,552	5,216
Above- and below-market rent amortization	3,954	6,210	6,521	6,552	6,794	10,163	13,460
Deferred tax expense	(979)	(15,397)	(8,835)	(1,783)	(1,137)	(16,376)	(1,353)
Leasing compensation & internal lease commissions (1)	4,025	3,581	(5,160)	(5,153)	(5,647)	7,606	(10,694)
Recurring capital expenditures (2)	(39,515)	(38,059)	(47,951)	(22,500)	(34,447)	(77,574)	(61,775)

AFFO available to common stockholders and unitholders (3)	$328,559	$333,740	$310,215	$332,023	$332,066	$662,296	$660,609

Weighted-average shares and units outstanding - basic	217,346	217,039	214,649	214,289	214,288	217,194	214,149
Weighted-average shares and units outstanding - diluted (4)	218,497	217,756	215,417	214,937	214,895	218,040	214,774

AFFO per share - diluted (4)	$1.50	$1.53	$1.44	$1.54	$1.55	$3.04	$3.08

Dividends per share and common unit	$1.08	$1.08	$1.01	$1.01	$1.01	$2.16	$2.02

Diluted AFFO Payout Ratio	71.8%	70.5%	70.1%	65.4%	65.4%	71.1%	65.7%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	30-Jun-19	30-Jun-18

Weighted Average Common Stock and Units Outstanding	217,346	217,039	214,649	214,289	214,288	217,194	214,149
Add: Effect of dilutive securities	1,151	717	768	648	607	846	625

Weighted Avg. Common Stock and Units Outstanding - diluted	218,497	217,756	215,417	214,937	214,895	218,040	214,774

(1)	The company adopted ASC 842 in the first quarter of 2019.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.

(4)
For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, and series K preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, and series K preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2019

	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18
Assets
Investments in real estate:
Real estate	$17,324,416	$16,988,322	$17,055,017	$16,062,402	$15,969,938
Construction in progress	1,685,056	1,584,327	1,621,927	1,464,010	1,323,998
Land held for future development	152,368	163,081	162,941	284,962	261,368
Investments in real estate	$19,161,840	$18,735,730	$18,839,885	$17,811,374	$17,555,304
Accumulated depreciation and amortization	(4,312,357)	(4,124,002)	(3,935,267)	(3,755,596)	(3,588,124)
Net Investments in Properties	$14,849,483	$14,611,728	$14,904,618	$14,055,778	$13,967,180
Investment in unconsolidated joint ventures	979,350	930,326	175,108	169,919	167,306
Net Investments in Real Estate	$15,828,833	$15,542,054	$15,079,726	$14,225,697	$14,134,486

Cash and cash equivalents	$33,536	$123,879	$126,700	$46,242	$17,589
Accounts and other receivables (1)	320,938	328,009	299,621	308,709	282,287
Deferred rent	491,486	479,640	463,248	454,412	445,766
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	2,499,564	2,580,624	3,144,395	2,734,158	2,823,275
Acquired above-market leases, net	94,474	106,044	119,759	135,127	150,084
Goodwill	3,353,538	3,358,463	4,348,007	3,373,342	3,378,325
Operating lease right-of-use assets (2)	648,952	660,586	—	—	—
Other assets	158,770	162,768	185,239	184,423	179,611
Total Assets	$23,430,091	$23,342,067	$23,766,695	$21,462,110	$21,411,423

Liabilities and Equity
Global unsecured revolving credit facility	$1,417,675	$842,975	$1,647,735	$590,289	$466,971
Unsecured term loans	807,922	807,726	1,178,904	1,352,969	1,376,784
Unsecured senior notes, net of discount	8,511,656	8,523,462	7,589,126	7,130,541	7,156,084
Secured debt, net of premiums	105,325	105,493	685,714	106,072	106,245
Operating lease liabilities (2)	714,256	725,470	—	—	—
Accounts payable and other accrued liabilities	984,812	922,571	1,164,509	1,059,355	1,031,794
Accrued dividends and distributions	—	—	217,241	—	—
Acquired below-market leases	183,832	192,667	200,113	208,202	216,520
Security deposits and prepaid rent	213,549	221,526	209,311	233,667	207,292
Total Liabilities	$12,939,027	$12,341,890	$12,892,653	$10,681,095	$10,561,690

Redeemable non-controlling interests - operating partnership	17,344	17,678	15,832	17,553	52,805

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (3)	$219,250	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	—	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (7)	193,540	193,540	193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (8)	203,264	203,423	—	—	—
Common Stock: $0.01 par value per share, 315,000,000 shares authorized (9)	2,067	2,066	2,051	2,049	2,047
Additional paid-in capital	11,511,519	11,492,766	11,355,751	11,333,035	11,310,132
Dividends in excess of earnings	(2,961,307)	(2,767,708)	(2,633,071)	(2,455,189)	(2,314,291)
Accumulated other comprehensive (loss), net	(89,588)	(91,699)	(115,647)	(103,201)	(107,070)
Total Stockholders' Equity	$9,562,225	$10,088,408	$9,858,644	$10,026,254	$10,140,378

Noncontrolling Interests
Noncontrolling interest in operating partnership	$756,050	$772,931	$906,510	$671,269	$654,261
Noncontrolling interest in consolidated joint ventures	155,445	121,160	93,056	65,939	2,289

Total Noncontrolling Interests	$911,495	$894,091	$999,566	$737,208	$656,550

Total Equity	$10,473,720	$10,982,499	$10,858,210	$10,763,462	$10,796,928

Total Liabilities and Equity	$23,430,091	$23,342,067	$23,766,695	$21,462,110	$21,411,423

(1)	Net of allowance for doubtful accounts of $16,500 and $11,554, as of June 30, 2019 and December 31, 2018, respectively.

(2)
Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our quarterly report on Form 10-Q filed on May 10, 2019 for additional information.

(3)
Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $0 and $365,000 liquidation preference, respectively ($25.00 per share), 0 and 14,600,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively. Redeemed on April 1, 2019.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively.

(7)
Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively.

(8)
Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $0 liquidation preference, respectively ($25.00 per share), 8,400,000 and 0 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively.

(9)	Common Stock: 208,324,538 and 206,425,656 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Second Quarter 2019

Consolidated Data Centers Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$360,370
Turn-Key Flex® (4)	1,179,276
Powered Base Building® (4)	221,030
Colo & Non-tech (4)	117,013
Internet Gateway Leaseholds (4)	97,307
Total Cash NOI, Annualized	$1,974,996
less: Partners' share of consolidated JVs	79
Acquisitions / dispositions / expirations	(22,304)
2Q19 carry-over & remaining FY19 backlog cash NOI (stabilized) (5)	56,574
Total Consolidated Cash NOI, Annualized	$2,009,345

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$88,861
Powered Base Building®	9,108
Total Unconsolidated Cash NOI, Annualized	$97,969

Other Income
Development and Management Fees (net), Annualized	$3,700

Other Assets
Pre-stabilized inventory, at cost (7)	$687,712
Land held for development	152,368
Development CIP (8)	1,685,056
less: Investment associated with FY19 Backlog NOI	(244,994)
Cash and cash equivalents	33,536
Accounts and other receivables, net	320,938
Other assets	158,770
less: Partners' share of consolidated JV assets	(38)
Total Other Assets	$2,793,348

Liabilities
Global unsecured revolving credit facilities	$1,431,067
Unsecured term loans	811,538
Unsecured senior notes	8,574,459
Secured debt, excluding premiums	105,462
Accounts payable and other accrued liabilities (9)	984,812
Security deposits and prepaid rents	213,549
Backlog NOI cost to complete (10)	101,432
Preferred stock, at liquidation value	1,111,250
Digital Realty's share of unconsolidated JV debt	555,970
Total Liabilities	$13,889,539

Diluted Shares and Units Outstanding	218,846

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture buildings. Excludes Ascenty joint venture.

(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 39.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 2Q19 Cash NOI of $1,975.0 million. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.

(5)
Estimated cash NOI related to signed leasing expected to commence through December 31, 2019. Includes Digital Realty's share of signed leases at unconsolidated joint venture buildings. Excludes Ascenty joint venture.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture operating income to cash NOI, see page 36.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture buildings. Excludes Ascenty joint venture.

(8)	See page 32 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $144.5 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture buildings. Excludes Ascenty joint venture.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facility	Financial Supplement
Unaudited and in Thousands	Second Quarter 2019

	As of June 30, 2019
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	January 24, 2024	$929,420		2.163%
Global unsecured revolving credit facility - Hedged	January 24, 2024	306,905		3.340%	2.255%
Yen revolving credit facility	January 24, 2024	194,742		0.500%
Deferred financing costs, net		(13,392)
Total Global Unsecured Revolving Credit Facilities		$1,417,675	13%	2.189%	1.956%

Unsecured Term Loan (1)
Hedged variable rate portion of seven-year term loan	January 15, 2023	$300,000		3.394%	2.435%
Unhedged variable rate portion of five-year term loan	January 24, 2024	436,314		2.721%
Hedged variable rate portion of five-year term loan	January 24, 2024	75,224		2.959%	1.779%
Deferred financing costs, net		(3,616)
Total Unsecured Term Loan		$807,922	7%	2.992%	2.528%

Senior Notes
3.400% notes due 2020 (2)	October 1, 2020	$54,132		3.400%
5.250% notes due 2021 (3)	March 15, 2021	116,589		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
2.750% notes due 2023	February 1, 2023	350,000		2.750%
4.750% notes due 2023	October 13, 2023	380,880		4.750%
2.625% notes due 2024	April 15, 2024	682,380		2.625%
2.750% notes due 2024	July 19, 2024	317,400		2.750%
4.250% notes due 2025	January 17, 2025	507,840		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
2.500% notes due 2026	January 16, 2026	1,222,598		2.500%
3.700% notes due 2027	August 15, 2027	1,000,000		3.700%
4.450% notes due 2028	July 15, 2028	650,000		4.450%
3.600% notes due 2029	July 1, 2029	900,000		3.600%
3.300% notes due 2029	July 19, 2029	444,360		3.300%
3.750% notes due 2030	October 17, 2030	698,280		3.750%
Unamortized discounts		(11,780)
Deferred financing costs, net		(51,023)
Total Senior Notes		$8,511,656	79%	3.565%

Total Unsecured Senior Notes		$8,511,656	79%	3.565%

Secured Debt
731 East Trade Street	July 1, 2020	$1,462		8.220%
Secured note due 2023	March 1, 2023	104,000		3.394%	2.611%
Unamortized net premiums		101
Deferred financing costs, net		(238)
Total Secured Debt		$105,325	1%	3.461%	2.688%

Total Indebtedness		$10,842,578	100%	3.341%	3.268%

Debt Summary
Total unhedged variable rate debt		$1,560,476	14%
Total fixed rate / hedged variable rate debt		9,362,050	86%
Total Consolidated Debt		$10,922,526	100%	3.341%	3.268% (4)

Global Unsecured Revolving Credit Facilities Detail as of June 30, 2019
	Maximum Available	Existing Capacity (5)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$2,664,546	$1,189,122	$1,431,067

(1)	Maturity date assumes that all extensions will be exercised.

(2)	On June 17, 2019, 89% of the notes were purchased through a tender offer with the remainder of the outstanding notes redeemed on July 17, 2019.

(3)	On June 17, 2019, 71% of the notes were purchased through a tender offer with the remainder of the outstanding notes redeemed on July 17, 2019.

(4)	Debt instruments shown at coupon rates.

(5)	Net of letters of credit issued of $44.4 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Second Quarter 2019

	As of June 30, 2019
	Interest Rate	2019	2020	2021	2022	2023	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	2.163%	—	—	—	—	—	$929,420	$929,420
Global unsecured revolving credit facility - Hedged	2.255% (2)	—	—	—	—	—	306,905	306,905
Yen revolving credit facility	0.500%	—	—	—	—	—	194,742	194,742
Total Global Unsecured Revolving Credit Facilities	1.956% (2)	—	—	—	—	—	$1,431,067	$1,431,067

Unsecured Term Loan (1)
Hedged variable rate portion of seven-year term loan	2.435% (2)	—	—	—	—	$300,000	—	$300,000
Unhedged variable rate portion of five-year term loan	2.721%	—	—	—	—	—	$436,314	436,314
Hedged variable rate portion of five-year term loan	1.779% (2)	—	—	—	—	—	75,224	75,224
Total Unsecured Term Loan	2.528% (2)	—	—	—	—	$300,000	$511,538	$811,538

Senior Notes
3.400% notes due 2020 (3)	3.400%	—	$54,132	—	—	—	—	$54,132
5.250% notes due 2021 (4)	5.250%	—	—	$116,589	—	—	—	116,589
3.950% notes due 2022	3.950%	—	—	—	$500,000	—	—	500,000
3.625% notes due 2022	3.625%	—	—	—	300,000	—	—	300,000
2.750% notes due 2023	2.750%	—	—	—	—	$350,000	—	350,000
4.750% notes due 2023	4.750%	—	—	—	—	380,880	—	380,880
2.625% notes due 2024	2.625%	—	—	—	—	—	$682,380	682,380
2.750% notes due 2024	2.750%	—	—	—	—	—	317,400	317,400
4.250% notes due 2025	4.250%	—	—	—	—	—	507,840	507,840
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
2.500% notes due 2026	2.500%	—	—	—	—	—	1,222,598	1,222,598
3.700% notes due 2027	3.700%	—	—	—	—	—	1,000,000	1,000,000
4.450% notes due 2028	4.450%	—	—	—	—	—	650,000	650,000
3.600% notes due 2029	3.600%	—	—	—	—	—	900,000	900,000
3.300% notes due 2029	3.300%	—	—	—	—	—	444,360	444,360
3.750% notes due 2030	3.750%	—	—	—	—	—	698,280	698,280
Total Senior Notes	3.565%	—	$54,132	$116,589	$800,000	$730,880	$6,872,858	$8,574,459

Secured Debt
Secured note due 2023	2.611% (2)	—	—	—	—	$104,000	—	$104,000
731 East Trade Street	8.220%	$329	$1,133	—	—	—	—	1,462
Total Secured Debt	2.688% (2)	$329	$1,133	—	—	$104,000	—	$105,462

Total unhedged variable rate debt		—	—	—	—	—	$1,560,476	$1,560,476
Total fixed rate / hedged variable rate debt		$329	$55,265	$116,589	$800,000	$1,134,880	7,254,987	9,362,050

Total Debt	3.268%	$329	$55,265	$116,589	$800,000	$1,134,880	$8,815,463	$10,922,526

Weighted Average Interest Rate		8.220%	3.499%	5.250%	3.828%	3.325%	3.182%	3.268%

Summary

Weighted Average Term to Initial Maturity								6.2 Years

Weighted Average Maturity (assuming exercise of extension options)								6.4 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

(3)	On June 17, 2019, 89% of the notes were purchased through a tender offer with the remainder of the outstanding notes redeemed on July 17, 2019.

(4)	On June 17, 2019, 71% of the notes were purchased through a tender offer with the remainder of the outstanding notes redeemed on July 17, 2019.

Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Second Quarter 2019

	As of June 30, 2019
	5.250% Notes due 2021 (1)
3.400% Notes due 2020 (2)
3.950% Notes due 2022
3.625% Notes due 2022
4.750% Notes due 2023
2.750% Notes due 2023
2.625% Notes due 2024
2.750% Notes due 2024
4.250% Notes due 2025
4.750% Notes due 2025
2.500% Notes due 2026
3.700% Notes due 2027
4.450% Notes due 2028
3.300% Notes due 2029
3.600% Notes due 2029
3.750% Notes due 2030
				Global Unsecured Revolving Credit Facilities
Debt Covenant Ratios (3)	Required	Actual	Actual	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	48%	45%	Less than 60% (5)	39%
Secured debt / total assets (5)	Less than 40%	< 1%	< 1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	194%	209%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.5x	3.6x	3.6x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.9x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	40%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.5

(1)	On June 17, 2019, 71% of the 5.250% Notes due 2021 were purchased through a tender offer with the remainder of the outstanding notes redeemed on July 17, 2019.

(2)	On June 17, 2019, 89% of the 3.400% Notes due 2020 were purchased through a tender offer with the remainder of the outstanding notes redeemed on July 17, 2019.

(3)
For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(4)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility, the term loan agreements and the Yen facility credit agreement. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(5)
The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(6)
This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility, the term loan agreements and the Yen facility credit agreement.

(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(8)
Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility, the term loan agreements and the Yen facility credit agreement.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Second Quarter 2019

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended					Six Months Ended
	30-Jun-19	30-Jun-18	% Change	31-Mar-19	% Change	30-Jun-19	30-Jun-18	% Change
Rental revenues	$459,032	$461,421	(0.5%)	$455,668	0.7%	$914,701	$924,840	(1.1%)
Tenant reimbursements - Utilities	88,331	90,469	(2.4%)	85,962	2.8%	174,293	176,691	(1.4%)
Tenant reimbursements - Other	50,210	49,165	2.1%	47,661	5.3%	97,871	94,547	3.5%
Interconnection & other	58,244	56,344	3.4%	57,405	1.5%	115,649	112,177	3.1%
Total Revenue	$655,817	$657,399	(0.2%)	$646,696	1.4%	$1,302,514	$1,308,255	(0.4%)

Utilities	$101,595	$102,981	(1.3%)	$99,955	1.6%	$201,551	$200,760	0.4%
Rental property operating	100,931	93,892	7.5%	98,397	2.6%	199,328	187,309	6.4%
Property taxes	29,079	20,080	44.8%	27,533	5.6%	56,613	47,738	18.6%
Insurance	2,938	2,395	22.7%	2,673	9.9%	5,610	5,720	(1.9%)
Total Expenses	$234,543	$219,348	6.9%	$228,558	2.6%	$463,102	$441,527	4.9%

Net Operating Income (2)	$421,274	$438,051	(3.8%)	$418,138	0.7%	$839,412	$866,728	(3.2%)

Less:
Stabilized straight-line rent	$3,102	$425	629.9%	$2,796	10.9%	$5,898	$3,760	56.9%
Above- and below-market rent	(3,145)	(6,031)	(47.9%)	(5,400)	(41.8%)	(8,545)	(12,158)	(29.7%)
Cash Net Operating Income (3)	$421,317	$443,657	(5.0%)	$420,742	0.1%	$842,059	$875,126	(3.8%)

Stabilized Portfolio occupancy at period end (4)	89.3%	91.3%	(2.0%)	89.8%	(0.5%)	89.3%	91.3%	(2.0%)

(1)
Represents buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 39.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 39.

(4)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended June 30, 2019	Second Quarter 2019

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	2Q19	LTM	2Q19	LTM	2Q19	LTM	2Q19	LTM	2Q19	LTM

Number of leases (3)	47	138	6	9	170	687	9	25	232	859
Rentable Square Feet Leased (4)	293,536	958,872	116,998	260,499	25,681	148,425	17,985	169,679	454,200	1,537,475
Initial stabilized cash rent per square foot	$143	$146	$32	$49	$308	$241	$26	$14	$119	$124
GAAP base rent per square foot (5)	$138	$148	$34	$52	$306	$239	$26	$14	$116	$126
Leasing cost per square foot	$18	$24	$12	$29	$32	$24	$18	$10	$17	$24
Weighted Average Lease Term (years)	3.9	8.4	8.9	12.3	2.5	2.5	3.9	7.0	5.1	8.3

Net Effective Leasing Economics (6)
Base rent	$145	$152	$35	$55	$306	$240	$27	$14	$121	$129
Rental concessions	$7	$5	$1	$3	—	$1	—	$1	$5	$3
Estimated operating expense	$25	$31	—	—	$81	$92	$13	$5	$21	$29
Net Rent	$113	$116	$34	$52	$224	$147	$13	$9	$95	$97

Tenant improvements	$1	$1	—	—	—	—	$3	$1	$1	$1
Leasing commissions	$2	$2	$1	$2	$20	$17	$1	—	$3	$3
Net Effective Rent	$109	$113	$34	$50	$204	$130	$9	$8	$91	$92

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	2Q19	LTM	2Q19	LTM	2Q19	LTM	2Q19	LTM	2Q19	LTM
Number of leases (3)	72	198	4	36	395	1,632	22	47	493	1,913
Rentable square feet renewed (4)	669,526	1,400,173	39,519	1,825,376	119,084	600,476	68,417	295,563	896,546	4,121,588
Expiring cash rent per square foot	$148	$164	$42	$37	$286	$259	$31	$15	$152	$111
Renewed cash rent per square foot	$134	$155	$42	$34	$293	$258	$32	$16	$144	$106
Cash Rental Rate Change	(8.9%)	(5.9%)	1.0%	(9.1%)	2.4%	(0.1%)	1.9%	8.2%	(5.8%)	(4.3%)

Expiring GAAP base rent per square foot (5)	$137	$152	$39	$33	$286	$258	$28	$14	$144	$105
Renewed GAAP base rent per square foot (5)	$128	$151	$43	$37	$293	$259	$35	$17	$139	$107
GAAP Base Rental Rate Change	(6.8%)	(0.5%)	11.8%	13.5%	2.4%	0.1%	23.1%	25.0%	(3.7%)	1.9%

Leasing cost per square foot	$10	$8	$0	$12	$0	$0	$11	$5	$8	$9
Weighted Average Lease Term (years)	4.9	6.0	2.3	13.0	1.2	1.8	8.4	7.0	4.6	8.6

Retention Ratio (7)	75.9%	77.8%	62.6%	93.5%	90.9%	89.0%	71.5%	57.8%	76.5%	83.5%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended June 30, 2019	Second Quarter 2019

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	2Q19	LTM	2Q19	LTM	2Q19	LTM	2Q19	LTM	2Q19	LTM

Number of leases (3)	36	152	7	8	167	647	6	31	216	838
Rentable Square Feet Leased (4)	149,175	1,267,015	172,269	370,838	42,148	128,300	24,530	129,213	388,122	1,895,366
Initial stabilized cash rent per square foot	$156	$143	38	$27	$179	$237	$20	$12	$98	$118
GAAP base rent per square foot (5)	$163	$145	39	$31	$186	$239	$21	$12	$102	$120
Leasing cost per square foot	$28	$28	22	$11	$18	$26	$10	$4	$23	$23
Weighted Average Lease Term (years)	8.8	8.5	10.9	10.4	3.3	2.7	13.8	5.7	9.4	8.3

Net Effective Leasing Economics (6)
Base rent	$165	$151	$42	$33	$186	$239	$22	$13	$104	$125
Rental concessions	$1	$7	$3	$1	—	$1	$2	—	$2	$5
Estimated operating expense	$24	$31	—	—	$79	$97	$2	$3	$18	$27
Net Rent	$139	$114	$39	$31	$107	$142	$19	$9	$84	$93

Tenant improvements	$1	$2	—	—	—	—	—	—	—	$2
Leasing commissions	$2	$13	$1	$1	$12	$17	$1	$1	$3	$10
Net Effective Rent	$136	$99	$38	$31	$95	$125	$18	$9	$80	$81

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	2Q19	LTM	2Q19	LTM	2Q19	LTM	2Q19	LTM	2Q19	LTM
Number of leases (3)	66	190	6	38	421	1,633	20	46	513	1,907
Rentable square feet renewed (4)	563,579	1,301,208	84,519	1,913,104	127,738	611,017	69,608	290,990	845,444	4,116,319
Expiring cash rent per square foot	$141	$151	$33	$36	$285	$261	$29	$15	$142	$104
Renewed cash rent per square foot	$132	$145	$31	$33	$291	$261	$31	$16	$138	$101
Cash Rental Rate Change	(5.8%)	(4.2%)	(6.0%)	(8.9%)	2.4%	(0.1%)	6.4%	8.5%	(3.2%)	(3.3%)

Expiring GAAP base rent per square foot (5)	$130	$140	$31	$32	$285	$261	$26	$14	$135	$99
Renewed GAAP base rent per square foot (5)	$125	$141	$34	$36	$291	$261	$34	$17	$134	$101
GAAP Base Rental Rate Change	(3.4%)	0.8%	9.9%	13.4%	2.4%	0.1%	30.2%	24.5%	(0.7%)	2.6%

Leasing cost per square foot	$9	$8	$24	$12	$0	$0	$13	$5	$9	$8
Weighted Average Lease Term (years)	4.7	6.4	10.6	12.6	1.2	1.8	9.6	7.1	5.1	8.7

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2019

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	3,505,279	12.9%
Month to Month (3)	452,737	1.7%	$70,457	3.1%	$156	$156	$70,457
2019	1,420,037	5.2%	223,004	9.8%	157	157	223,037
2020	2,537,139	9.4%	348,577	15.4%	137	139	351,735
2021	2,991,370	11.0%	283,340	12.5%	95	98	293,816
2022	2,610,222	9.6%	271,636	12.0%	104	110	287,001
2023	2,060,010	7.6%	218,132	9.6%	106	113	233,019
2024	2,003,502	7.4%	191,569	8.5%	96	106	212,742
2025	1,842,337	6.8%	166,280	7.3%	90	103	189,138
2026	1,172,638	4.3%	120,895	5.3%	103	123	143,946
2027	688,278	2.5%	57,138	2.5%	83	100	69,047
2028	641,446	2.4%	51,363	2.3%	80	96	61,532
Thereafter	5,163,822	19.2%	263,894	11.7%	51	68	351,905

Total / Wtd. Avg.	27,088,817	100.0%	$2,266,285	100.0%	$96	$105	$2,487,375

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	3,505,279	12.9%	—	—
2,500 or less	1,652,255	6.1%	$334,712	14.8%
2,501 - 10,000	2,641,077	9.8%	317,562	14.0%
10,001 - 20,000	6,301,736	23.3%	764,110	33.7%
20,001 - 40,000	4,546,304	16.8%	485,980	21.4%
40,001 - 100,000	4,538,830	16.8%	242,029	10.7%
Greater than 100,000	3,903,336	14.3%	121,892	5.4%

Total / Wtd. Avg.	27,088,817	100.0%	$2,266,285	100.0%

(1)
For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2019, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2019

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	1,580,138	—	—	—	—	—
Month to Month (3)	352,404	$46,434	2.0%	$132	$132	$46,434
2019	795,787	129,777	5.7%	163	163	129,809
2020	1,156,990	168,547	7.4%	146	148	171,247
2021	1,347,170	212,067	9.4%	157	164	221,378
2022	1,522,692	234,644	10.4%	154	164	249,796
2023	1,308,889	187,632	8.3%	143	154	201,371
2024	1,033,678	150,977	6.7%	146	164	169,030
2025	956,830	128,776	5.7%	135	154	147,638
2026	788,827	102,652	4.5%	130	156	123,201
2027	301,424	43,550	1.9%	144	173	52,188
2028	395,147	40,024	1.8%	101	121	47,683
Thereafter	1,674,771	164,120	7.1%	98	128	214,004

Total / Wtd. Avg.	13,214,747	$1,609,200	70.9%	$138	$152	$1,773,779

Powered Base Building®
Available	510,885	—	—	—	—	—
Month to Month (3)	1,740	$438	—	$252	$252	$438
2019	285,384	18,054	0.8%	63	63	18,054
2020	715,097	23,181	1.0%	32	33	23,591
2021	990,100	27,666	1.2%	28	29	28,608
2022	492,264	17,174	0.8%	35	35	17,196
2023	538,702	16,438	0.7%	31	32	17,423
2024	537,482	24,951	1.1%	46	52	27,726
2025	640,598	27,351	1.2%	43	49	31,079
2026	293,930	14,180	0.6%	48	56	16,503
2027	305,001	12,186	0.5%	40	50	15,144
2028	174,637	9,846	0.4%	56	70	12,147
Thereafter	2,800,447	93,787	4.0%	33	47	130,632

Total / Wtd. Avg.	8,286,267	$285,252	12.3%	$37	$44	$338,541

Colocation
Available	712,469	—	—	—	—	—
Month to Month (3)	81,160	$21,009	0.9%	$259	$259	$21,009
2019	227,306	73,225	3.2%	322	322	73,225
2020	505,675	153,161	6.8%	303	303	153,161
2021	143,264	35,324	1.6%	247	247	35,325
2022	56,664	11,849	0.5%	209	209	11,849
2023	54,650	11,979	0.5%	219	219	11,979
2024	85,271	9,433	0.4%	111	111	9,433
2025	25,621	6,603	0.3%	258	258	6,603
2026	11,279	2,844	0.1%	252	252	2,844
2027	—	—	—	—	—	—
2028	—	—	—	—	—	—
Thereafter	350	302	—	863	863	302

Total / Wtd. Avg.	1,903,709	$325,729	14.3%	$273	$273	$325,730

Non-Technical
Available	701,786	—	—	—	—	—
Month to Month (3)	17,433	$2,576	0.1%	$148	$148	$2,576
2019	111,560	1,949	0.1%	17	17	1,949
2020	159,377	3,687	0.2%	23	23	3,735
2021	510,837	8,283	0.4%	16	17	8,506
2022	538,602	7,969	0.4%	15	15	8,161
2023	157,769	2,082	0.1%	13	14	2,246
2024	347,071	6,207	0.3%	18	19	6,553
2025	219,288	3,550	0.2%	16	17	3,819
2026	78,602	1,219	0.2%	16	18	1,397
2027	81,853	1,402	0.1%	17	21	1,714
2028	71,662	1,493	0.1%	21	24	1,702
Thereafter	688,254	5,687	0.3%	8	10	6,967

Total / Wtd. Avg.	3,684,094	$46,104	2.5%	$15	$17	$49,325

(1)
For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2019, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Second Quarter 2019

Customer		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	Facebook, Inc.	19	1,401,977	5.9%	$170,745	7.5%	5.5
2	Fortune 50 Software Company	18	1,895,443	8.0%	153,761	6.8%	5.8
3	IBM	28	1,062,080	4.5%	146,522	6.5%	4.1
4	Fortune 25 Investment Grade-Rated Company	12	707,785	3.0%	83,021	3.7%	4.7
5	Cyxtera Technologies, Inc. (3)	21	2,085,715	8.8%	80,888	3.6%	13.2
6	Oracle America, Inc.	19	563,327	2.4%	73,517	3.2%	2.3
7	Equinix	21	959,066	4.1%	58,544	2.6%	9.8
8	LinkedIn Corporation	7	464,545	2.0%	58,261	2.6%	5.3
9	Rackspace	10	611,979	2.6%	54,760	2.4%	8.7
10	Fortune 500 SaaS Provider	8	495,289	2.1%	44,696	2.0%	6.5
11	Verizon	64	297,155	1.3%	38,933	1.7%	3.2
12	Comcast Corporation	26	182,667	0.8%	35,300	1.6%	6.5
13	JPMorgan Chase & Co.	16	264,147	1.1%	34,808	1.5%	2.8
14	DXC Technology Company (4)	11	244,480	1.0%	33,313	1.5%	3.0
15	Uber Technologies, Inc.	6	167,714	0.7%	31,034	1.4%	2.9
16	CenturyLink, Inc.	82	427,175	1.8%	27,435	1.2%	4.5
17	China Telecommunications Corporation	9	153,009	0.6%	26,859	1.2%	4.9
18	Charter Communications	18	143,913	0.6%	24,397	1.1%	5.3
19	Global Cloud Provider	12	325,655	1.4%	23,974	1.1%	2.1
20	NTT Communications Company	16	232,382	1.0%	23,668	1.0%	2.3
	Total / Weighted Average		12,685,503	53.7%	$1,224,436	54.2%	6.6

(1)
Occupied square footage is calculated based on leases that commenced on or before June 30, 2019. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2019, multiplied by 12.

(3)
Represents leases with former CenturyLink, Inc. affiliates, which are our direct customers. Cyxtera Technologies, Inc. acquired the data center and colocation business, including such direct customers, of CenturyLink, Inc. in 2Q 2017.

(4)
Represents leases with former Hewlett Packard Enterprises affiliates, which are our direct customers. DXC Technology Company was formed in 2Q 2017 from the merger of Computer Sciences Corporation (CSC) and the Enterprise Services business of Hewlett Packard Enterprise.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Portfolio Summary	Financial Supplement
As of June 30, 2019	Second Quarter 2019

	As of
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Number of Data Centers (1)
Domestic	132	131	131	131	132
International	52	49	49	49	48
Unconsolidated joint ventures (1)	36	35	34	18	18
Total	220	215	214	198	198

Number of Buildings (1)
Domestic	143	143	143	143	144
International	52	49	49	49	48
Unconsolidated joint ventures (1)	37	36	35	19	19
Total	232	228	227	211	211

Number of Metropolitan Areas
Domestic	17	18	18	18	18
International	12	12	12	12	12
Unconsolidated joint ventures	7	6	5	2	2
Total	36	36	35	32	32

Net Rentable Square Feet (2)
Domestic	22,653,655	22,740,673	22,395,820	21,846,036	21,879,574
International	4,085,691	3,862,715	3,812,235	3,668,463	3,563,966
Unconsolidated joint ventures	3,132,152	2,948,110	2,926,578	2,404,279	2,404,279
Total	29,871,498	29,551,498	29,134,633	27,918,778	27,847,819

Active Development (3)
Domestic	1,797,831	1,766,810	2,041,887	2,650,862	1,820,641
International	1,135,461	959,355	786,318	927,125	1,447,608
Unconsolidated joint ventures	363,529	501,110	522,643	56,843	56,843
Total	3,296,821	3,227,275	3,350,848	3,634,830	3,325,092

Space Held for Development (4)
Domestic	942,449	1,119,292	1,121,084	1,129,833	1,258,556
International	749,812	683,910	684,760	686,532	197,284
Unconsolidated joint ventures	313,543	292,666	250,955	—	—
Total	2,005,804	2,095,868	2,056,799	1,816,365	1,455,840

Portfolio occupancy (5)	87.8%	88.6%	89.0%	89.5%	89.4%
Digital Realty's share occupancy (6)	87.1%	88.0%	88.4%	89.0%	88.9%
Stabilized "same-capital" pool occupancy (7)	89.3%	89.8%	90.2%	90.8%	91.3%

(1)
Includes 18 data centers held in the Ascenty joint venture consisting of 14 in São Paulo, two in Rio De Janiero, one in Fortaleza and one in Chile; 13 data centers held in our managed portfolio of unconsolidated joint ventures consisting of five in Northern Virginia, four in Silicon Valley, two in Dallas, one in New York, and one in Hong Kong; and five data centers held in our unconsolidated non-managed joint ventures consisting of two in Seattle, two in Tokyo, and one in Osaka.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(3)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30).

(4)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(5)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio of buildings owned as of December 31, 2017 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2018-2019, buildings classified as held for sale, and buildings sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Second Quarter 2019

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$1,507,526	$3,522	$1,511,048	59.9%
Powered Base Building®	206,712	34	206,746	8.2%
Colocation	89,419	29,270	118,689	4.7%
Non-Technical	36,434	3	36,437	1.5%
Corporate Data Center Total	$1,840,091	$32,829	$1,872,920	74.3%

Internet Gateway Data Center
Turn-Key Flex®	$101,674	$1,043	$102,717	4.1%
Powered Base Building®	78,540	—	78,540	3.1%
Colocation	236,311	221,234	457,545	18.1%
Non-Technical	8,436	3	8,439	0.3%
Internet Gateway Data Center Total	$424,961	$222,280	$647,241	25.6%

Non-Data Center
Non-Technical	$1,233	—	$1,233	0.1%
Non-Data Center Total	$1,233	—	$1,233	0.1%

Total	$2,266,285	$255,109	$2,521,394	100.0%

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2019, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Product Overview by Metropolitan Area (1)	Financial Supplement
Turn-Key Flex® & Colocation	Second Quarter 2019

Metropolitan Area	IT Load / MW Capacity (2)	Leased Square Feet	Net Rentable Square Feet (3)	Occupancy % 6/30/19 (4)	Occupancy % 3/31/19 (4)

Northern Virginia	432.1	4,352,331	4,640,781	93.8%	95.8%
Chicago	161.6	1,736,467	2,010,832	86.4%	86.1%
Silicon Valley	105.5	951,336	1,025,511	92.8%	93.3%
Dallas	88.2	1,081,704	1,286,149	84.1%	84.2%
New York	49.3	829,891	1,116,787	74.3%	75.0%
Phoenix	42.5	522,778	641,465	81.5%	77.7%
San Francisco	27.9	365,702	507,505	72.1%	72.3%
Boston	19.0	225,590	375,026	60.2%	60.7%
Los Angeles	13.4	160,433	258,996	61.9%	83.2%
Houston	12.6	142,802	163,109	87.6%	87.6%
Other Metropolitan Areas	31.4	390,558	502,903	77.7%	71.9%
Total North America	983.6	10,759,592	12,529,064	85.9%	86.6%

London, United Kingdom	96.4	1,058,161	1,172,697	90.2%	90.9%
Amsterdam, Netherlands	28.6	124,263	222,171	55.9%	55.5%
Frankfurt, Germany	12.9	89,867	166,843	53.9%	68.6%
Other Metropolitan Areas	11.1	133,168	163,079	81.7%	81.0%
Total Europe	149.1	1,405,459	1,724,790	81.5%	83.9%

Singapore	37.9	382,320	387,500	98.7%	98.6%
Other Metropolitan Areas	43.9	278,478	477,102	58.4%	77.6%
Total Asia/Pacific	81.8	660,798	864,602	76.4%	88.4%

Total	1,214.5	12,825,849	15,118,456	84.8%	86.4%

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load/MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes buildings classified as held-for-sale.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. Excludes buildings classified as held-for-sale. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2019

					Occupancy (5)
Metropolitan Area	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-19	31-Mar-19	TKF & Colo IT Load (6)

North America

Northern Virginia	6,109,654	1,159,297	83,220	$558,930	94.7%	96.2%	430.3
Chicago	3,035,043	388,057	152,362	293,666	87.1%	87.0%	161.6
New York	2,063,225	18,253	138,536	203,471	82.5%	82.3%	48.6
Silicon Valley	2,251,021	65,594	—	202,869	95.4%	95.6%	105.5
Dallas	3,416,078	151,029	81,206	184,980	81.0%	80.8%	87.9
Phoenix	990,385	—	108,926	88,080	69.9%	65.5%	42.5
San Francisco	848,293	—	—	66,929	71.5%	71.6%	27.9
Atlanta	775,606	—	313,581	54,032	95.1%	90.2%	7.1
Los Angeles	802,878	15,601	—	38,691	86.0%	93.2%	13.4
Boston	534,249	—	50,649	29,129	66.6%	66.9%	19.0
Houston	392,816	—	13,969	19,267	81.8%	87.8%	12.6
Toronto, Canada	278,329	38,409	583,029	17,997	77.5%	77.5%	12.8
Denver	371,500	—	—	10,490	99.8%	99.8%	—
Austin	85,688	—	—	8,898	65.2%	65.2%	4.3
Miami	226,314	—	—	7,485	88.8%	88.1%	1.3
Portland	48,574	—	—	6,353	84.8%	83.3%	4.5
Minneapolis/St. Paul	328,765	—	—	5,798	100.0%	100.0%	—
Charlotte	95,499	—	—	4,756	88.0%	88.0%	1.5
North America Total/Weighted Average	22,653,916	1,836,240	1,525,478	$1,801,821	87.2%	87.5%	980.8

EUROPE

London, United Kingdom	1,456,765	137,352	98,598	$213,102	90.4%	90.9%	96.4
Amsterdam, Netherlands	563,197	112,569	68,185	49,471	82.5%	82.4%	28.6
Dublin, Ireland	330,180	26,646	—	26,779	89.6%	89.3%	11.1
Frankfurt, Germany	167,799	240,316	—	14,953	54.1%	68.8%	12.9
Paris, France	185,994	—	—	7,204	100.0%	100.0%	—
Geneva, Switzerland	59,190	—	—	1,760	100.0%	100.0%	—
Manchester, England	38,016	—	—	1,756	100.0%	100.0%	—
Europe Total/Weighted Average	2,801,141	516,883	166,783	$315,025	87.5%	89.2%	149.0

ASIA PACIFIC

Singapore	523,415	362,049	—	$89,573	94.7%	94.7%	37.9
Sydney, Australia	223,736	90,621	—	22,610	80.7%	80.6%	14.9
Melbourne, Australia	146,570	—	—	16,618	79.3%	79.3%	9.6
Osaka, Japan	112,500	127,499	—	—	—	—	14.0
Asia Pacific Total/Weighted Average	1,006,221	580,169	—	$128,801	78.8%	88.6%	76.4

Non-Data Center Properties	278,068	—	—	$1,233	100.0%	100.0%	—

Consolidated Portfolio Total/Weighted Average	26,739,346	2,933,292	1,692,261	$2,246,880	87.0%	87.8%	1,206.2

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia	546,572	—	—	$27,871	100.0%	100.0%	9.0
Hong Kong	178,505	—	7,795	18,858	75.7%	80.7%	11.0
Silicon Valley	326,305	—	—	13,141	100.0%	100.0%	—
Dallas	319,876	—	—	5,419	82.4%	82.4%	—
New York	108,336	—	—	3,460	100.0%	100.0%	3.4
Managed Unconsolidated Portfolio Total/Weighted Average	1,479,594	—	7,795	$68,749	93.3%	93.9%	23.4

Managed Portfolio Total/Weighted Average	28,218,940	2,933,292	1,700,056	$2,315,629	87.3%	88.1%	1,229.6

Digital Realty Share Total/Weighted Average (7)	27,088,816	2,933,292	1,696,159	$2,266,285	87.1%	87.9%	1,214.5

NON-MANAGED JOINT VENTURES (8)

São Paulo	562,120	267,114	258,102	$99,890	96.0%	99.8%	46.2
Seattle	451,369	—	—	55,777	98.0%	97.4%	28.5
Tokyo	430,277	—	—	31,002	93.7%	93.7%	15.5
Osaka	92,087	—	—	15,712	89.2%	89.2%	7.6
Fortaleza	94,205	—	—	10,597	100.0%	100.0%	6.0
Rio De Janeiro	22,500	49,941	26,781	3,564	100.0%	100.0%	2.0
Chile	—	46,474	20,865	—	—	—	—
Non-Managed Portfolio Total/Weighted Average	1,652,558	363,529	305,748	$216,542	95.9%	95.1%	105.8

Portfolio Total/Weighted Average	29,871,498	3,296,821	2,005,804	$2,532,171	87.8%	88.5%	1,335.4

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 30).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2019, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
TKF & Colo IT Load represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(8)	During the first quarter of 2019, Digital Realty and Brookfield Infrastructure, an affiliate of Brookfield Asset Management, formed a joint venture entity which owns Ascenty.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Second Quarter 2019

	Base Building Construction					Data Center Construction

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	382,892	$119,386	$3,456	$122,842	1	5,165	575	$16,209	$1,985	$18,195	100.0%	3Q19			2	388,057	$135,595	$5,441	$141,036
Dallas	1	132,310	12,078	3,265	15,343	1	18,719	967	1,801	12,752	14,553	—	1Q20			2	151,029	13,879	16,017	29,896
Los Angeles	—	—	—	—	—	1	15,601	450	4,768	4,971	9,738	—	4Q19			1	15,601	4,768	4,971	9,738
New York	—	—	—	—	—	1	18,253	1,200	9,088	12,038	21,126	—	4Q19			1	18,253	9,088	12,038	21,126
Northern Virginia	2	758,269	91,319	23,607	114,925	2	401,028	42,000	236,796	103,353	340,148	33.3%	3Q19			2	1,159,297	328,115	126,959	455,074
Silicon Valley (5)	1	65,594	5,851	22,905	28,755	—	—	—	—	—	—	—	—			1	65,594	5,851	22,905	28,755
Toronto	—	—	—	—	—	1	38,409	4,000	54,894	7,410	62,304	100.0%	3Q19			1	38,409	54,894	7,410	62,304
North America	5	1,339,065	$228,633	$53,232	$281,865	7	497,175	49,192	$323,557	$142,508	$466,065	37.8%		9.6%	9.0%	10	1,836,240	$552,189	$195,741	$747,930

Amsterdam, Netherlands	1	75,046	$22,045	$16,569	$38,614	1	37,523	5,000	$15,238	$37,904	$53,142	—	4Q19			1	112,569	$37,283	$54,473	$91,756
Dublin, Ireland	—	—	—	—	—	1	26,646	2,000	10,785	9,947	20,732	—	4Q19			1	26,646	10,785	9,947	20,732
Frankfurt, Germany	—	—	—	—	—	2	240,316	19,000	41,649	169,395	211,044	84.2%	3Q20			2	240,316	41,649	169,395	211,044
London, United Kingdom	1	64,274	12,363	6,954	19,317	2	73,078	7,434	47,833	41,000	88,833	—	4Q19			2	137,352	60,197	47,953	108,150
Europe	2	139,320	$34,408	$23,523	$57,931	6	377,563	33,434	$115,506	$258,245	$373,751	47.9%		8.5%	9.1%	6	516,883	$149,913	$281,768	$431,681

Osaka, Japan	1	127,499	$43,519	$16,256	$59,775	—	—	—	—	—	—	—	—			1	127,499	$43,519	$16,256	$59,775
Singapore	1	275,861	7,340	86,057	93,397	2	86,188	10,200	$10,354	$83,355	$93,709	11.8%	2Q20			2	362,049	17,694	169,411	187,106
Sydney, Australia	1	90,621	32,497	7,568	40,064	—	—	—	—	—	—	—	—			1	90,621	32,497	7,568	40,064
Asia Pacific	3	493,981	83,356	109,880	193,236	2	86,188	10,200	$10,354	$83,355	$93,709	11.8%		12.4%	12.0%	4	580,169	$93,710	$193,235	$286,945

Total	10	1,972,366	$346,397	$186,635	$533,032	15	960,926	92,826	$449,416	$484,108	$933,524	38.5%		9.4%	9.4%	20	2,933,292	$795,813	$670,743	$1,466,556

(1)	Represents costs incurred through June 30, 2019.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(5)	100% pre-leased as Power Based Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Second Quarter 2019

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Boston	1	6,413	217	$3,399	—
Chicago	2	176,231	17,394	161,853	—
Dallas	1	70,498	6,000	51,341	66.7%
New York	1	17,000	1,200	16,376	—
Northern Virginia	1	30,161	2,400	19,458	100.0%
Toronto, Canada	1	37,310	4,000	49,650	100.0%
North America	7	337,613	31,211	$302,077	33.3%	10.6%	10.1%

Amsterdam, Netherlands	1	68,360	7,000	$66,409	—
Dublin, Ireland	1	12,413	1,700	15,156	—
Frankfurt, Germany	1	36,355	3,000	33,987	—
London, United Kingdom	2	20,056	2,092	18,469	—
Europe	5	137,184	13,792	$134,021	—	8.8%	8.4%

Melbourne, Australia	1	21,241	2,400	$20,916	—
Osaka, Japan	1	112,500	14,000	173,845	46.4%
Sydney, Australia	1	40,606	4,200	43,145	—
Asia Pacific	3	174,347	20,600	$237,906	31.6%	10.6%	10.0%

Subtotal Consolidated Portfolio	15	649,144	65,603	$674,003	25.8%	10.2%	9.7%

Hong Kong	1	26,624	2,830	$27,417	—
Subtotal Unconsolidated JV (4)	1	26,624	2,830	$27,417	—	8.4%	8.1%

Grand Total	16	675,768	68,433	$701,421	24.7%	10.2%	9.7%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project as of June 30, 2019.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(4)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture levels. For each of Hong Kong, Digital Realty's ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2019

Construction Projects in Progress	Net Rentable Square Feet (5)	Acreage	Current Investment (6)	Future Investment (7)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	213.7	$152,368		$152,368
Development Construction in Progress
Land - Current Development (1)	N/A	766.1	$503,350	—	$503,350
Space Held for Development (1)	1,692,261	N/A	326,117	—	326,117	$193
Base Building Construction (2)	1,972,366	N/A	346,397	$186,635	533,032	270
Data Center Construction	960,926	N/A	449,416	484,108	933,524	971
Equipment Pool & Other Inventory (3)	N/A	N/A	22,464	—	22,464
Campus, Tenant Improvements & Other (4)	N/A	N/A	37,312	22,648	59,960
Total Development Construction in Progress	4,625,553	766.1	$1,685,056	$693,391	$2,378,447

Enhancement & Other			$3,124	$3,514	$6,638
Recurring			11,464	18,441	29,905
Total Construction in Progress		979.8	$1,852,012	$715,346	$2,567,358

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(4)
Represents improvements in progress as of June 30, 2019 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.

(5)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.

(6)	Represents costs incurred through June 30, 2019. Excludes costs incurred by unconsolidated joint ventures.

(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Second Quarter 2019

	Three Months Ended					Six Months Ended
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	30-Jun-19	30-Jun-18

Non-Recurring Capital Expenditures (1)
Development	$329,601	$328,017	$343,887	$279,255	$260,673	$657,618	$492,007
Enhancements and Other Non-Recurring	1,185	1,079	3,655	1,537	3,018	2,264	9,048
Total Non-Recurring Capital Expenditures	$330,786	$329,096	$347,542	$280,792	$263,691	$659,882	$501,055

Recurring Capital Expenditures (2)	$39,515	$38,059	$47,951	$22,500	$34,447	$77,574	$61,775

Total Direct Capital Expenditures	$370,301	$367,155	$395,493	$303,292	$298,138	$737,456	$562,830

Indirect Capital Expenditures
Capitalized Interest	$9,493	$10,897	$9,462	$9,725	$8,164	$20,390	$15,549
Capitalized Overhead	11,511	11,214	19,022	19,214	17,699	22,725	35,462
Total Indirect Capital Expenditures	$21,004	$22,111	$28,484	$28,939	$25,863	$43,115	$51,011

Total Improvements to and Advances for Investment in Real Estate	$391,305	$389,266	$423,977	$332,231	$324,001	$780,571	$613,841

Consolidated Portfolio Net Rentable Square Feet (3)	27,088,816	26,952,858	26,557,525	25,839,445	25,767,893	27,088,816	25,767,893

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Second Quarter 2019

	Land Inventory (1)				Space Held for Development

Metropolitan Area	# of Locations	Acres	Land - Held for Development	Land - Current Development	# of Locations	Total Square Feet	Current Investment (2)
Atlanta	—	—	—	—	1	313,581	$26,025
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,247	—	6	152,362	55,166
Dallas	3	116.3	31,048	—	4	81,206	3,983
Houston	—	—	—	—	1	13,969	2,726
New York	1	34.2	42,074	—	6	138,536	33,503
Northern Virginia	8	671.7	24,364	$356,348	4	83,220	2,128
Phoenix	2	56.5	—	14,142	1	108,926	12,522
Portland	2	46.7	—	43,464	—	—	—
Silicon Valley	1	13.0	—	56,049	—	—	—
Toronto, Canada	—	—	—	—	1	583,029	117,973
North America	18	939.8	$122,733	$470,003	25	1,525,478	$277,650

Amsterdam, Netherlands	—	—	—	—	2	68,185	$18,005
Dublin, Ireland	2	5.0	$6,616	—	—	—	—
London, United Kingdom	1	6.7	16,308	—	3	98,598	30,463
Paris, France	1	4.0	—	$7,511	—	—	—
Europe	4	15.7	$22,924	$7,511	5	166,783	$48,467

Melbourne, Australia	1	4.1	$1,619	—	—	—	—
Osaka, Japan	2	11.7	5,092	$5,252	—	—	—
Sydney, Australia	1	3.5	—	8,410	—	—	—
Asia Pacific	4	19.3	$6,711	$13,661	—	—	—

Consolidated Portfolio	26	974.8	$152,368	$491,175	30	1,692,261	$326,117

Hong Kong	—	—	—	—	1	7,795	—
Tokyo	1	5.0	—	$12,175	—	—	—
Subtotal JV (3)	1	5.0	—	$12,175	1	7,795	—

Grand Total	27	979.8	$152,368	$503,350	31	1,700,056	$326,117

(1)	Represents buildings acquired to support ground-up development.

(2)	Represents costs incurred through June 30, 2019. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

(3)
Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture levels. For each of Tokyo and Hong Kong, Digital Realty's ownership percentage is 50%.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Second Quarter 2019

Closed Acquisitions:
Property	Acquisition Type	Metropolitan Area	Date Acquired	Purchase Price (1)	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Under Development	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
NRT10 (5)	Land	Greater Tokyo	5/31/2019	—	—	—	—	—	—
Bel-Air Industrial Park (6)	Land	Paris, France	6/25/2019	—	—	—	—	—	—
Sterling Premier B (7)	Land	Sterling, VA	6/7/2019	—	—	—	—	—	—
Airbus Site	Building & Land	Ashburn, VA	5/2/2019	—	4.4%	124,110	—	—	100%
Sterling Premier C (7)	Land	Sterling, VA	4/23/2019	—	—	—	—	—	—
Total				$48,676	4.4%	124,110	—	—	100%

Closed Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—

Closed Joint Venture Contributions:
Property	Acquisition Type	Metropolitan Area	Date	Contribution Price	Cap Rate (2)	Net Rentable Square Feet (3)	Square Feet Under Development	Square Feet Held For Development	% of Total Net Rentable Square Feet Occupied (4)
	—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—	—

(1)	Represents the purchase price before contractual purchase price adjustments, transaction expenses, taxes and potential currency fluctuations.

(2)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)	Occupancy excludes space under development and space held for development.

(5)	The total purchase price is reflected at MC Digital Realty's 100% share. Digital Realty owns a 50% interest in MC Digital Realty.

(6)	This parcel is located in Ferriers-en-Brie, east of Paris.

(7)	Sterling Premier B and Sterling Premier C abut Digital Realty's Sterling Premier site.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Second Quarter 2019

	As of June 30, 2019
Summary Balance Sheet - at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$569,841	$190,298	$177,789	$347,866	$426,338	$126,179	$27,136	$1,865,447
Accumulated depreciation & amortization	(15,311)	(114,736)	(29,936)	(10,300)	(56,036)	(15,165)	(5,269)	(246,753)
Net Book Value of Operating Real Estate	$554,530	$75,562	$147,853	$337,566	$370,302	$111,014	$21,867	$1,618,694
Other assets	1,624,542	27,044	55,756	124,478	56,993	22,146	2,890	1,913,849
Total Assets	$2,179,072	$102,606	$203,609	$462,044	$427,295	$133,160	$24,757	$3,532,543

Debt	582,563	182,555	—	231,725	210,771	101,800	5,050	1,314,464
Other liabilities	111,675	5,283	6,862	33,991	72,385	2,025	174	232,395
Equity / (deficit)	1,484,834	(85,232)	196,747	196,328	144,139	29,335	19,533	1,985,684
Total Liabilities and Equity	$2,179,072	$102,606	$203,609	$462,044	$427,295	$133,160	$24,757	$3,532,543

Digital Realty's ownership percentage	49.0% (3)	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$285,456	$91,278	—	$115,863	$42,154	$20,360	$859	$555,970

	Three Months Ended June 30, 2019
Summary Statement of Operations - at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Prudential	Griffin	Colovore	Total

Total revenues	$31,010	$16,585	$6,093	$18,931	$10,230	$5,442	$2,646	$90,937
Operating expenses	(10,799)	(5,850)	(2,218)	(8,884)	(2,411)	(2,314)	(1,860)	(34,336)
Net Operating Income (NOI)	$20,211	$10,735	$3,875	$10,047	$7,819	$3,128	$786	$56,601

Straight-line rental revenue	—	$229	($186)	($139)	($154)	($33)	—	($283)
Above- and below-market rent	—	—	—	—	(822)	924	—	102
Cash Net Operating Income (NOI)	$20,211	$10,964	$3,689	$9,908	$6,843	$4,019	$786	$56,420

Interest expense	($12,212)	($1,691)	—	($886)	($2,540)	($1,278)	($243)	($18,850)
Depreciation & amortization	(19,309)	(1,491)	($1,828)	(1,847)	(3,065)	(2,314)	(685)	(30,539)
Other income / (expense)	7,810	37	(179)	(2,439)	(103)	(56)	(85)	4,985
Total Non-Operating Expenses	($23,711)	($3,145)	($2,007)	($5,172)	($5,708)	($3,648)	($1,013)	($44,404)

Net Income / (Loss)	($3,500)	$7,590	$1,868	$4,875	$2,111	($520)	($227)	$12,197

Digital Realty's ownership percentage	49.0% (3)	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$10,308	$5,368	$1,938	$5,024	$1,564	$626	$134	$24,962

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$10,308	$5,482	$1,845	$4,954	$1,369	$804	$134	$24,896

Digital Realty's income (loss) from unconsolidated JVs	($1,784)	$4,155	$933	$2,439	$891	$367	($39)	$6,962

Digital Realty's Pro Rata Share of FFO (4)	$8,064	$4,901	$1,847	$3,363	$1,504	$830	$77	$20,586

Digital Realty's Fee Income from JV	—	—	$321	$282	$680	$324	—	$1,607

(1)	Formerly known as 2001 Sixth Avenue and 2020 Fifth Avenue and represents the aggregation of the two properties.

(2)	Formerly known as 33 Chun Choi Street.

(3)	Equity in income pick-up comprised of 49% DLR percentage interest and 2% owned by management, with a corresponding offset for the 2% in minority interest.

(4)	For a definition of FFO, see page 38.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Second Quarter 2019

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18

Net Income Available to Common Stockholders	$31,738	$95,869	$31,230	$67,268	$65,134
Interest	86,051	101,552	84,883	80,851	78,810
Loss from early extinguishment of debt	20,905	12,886	1,568	—	—
Tax (benefit) expense	4,634	4,266	(5,843)	2,432	2,121
Depreciation & amortization	290,562	311,486	299,362	293,957	298,788
EBITDA	$433,890	$526,059	$411,200	$444,508	$444,853
Unconsolidated JV real estate related depreciation & amortization	13,623	3,851	3,615	3,775	3,722
Severance, equity acceleration, and legal expenses	665	1,483	602	645	1,822
Transaction and integration expenses	4,210	2,494	25,917	9,626	5,606
(Gain) on sale / deconsolidation	—	(67,497)	(7)	(26,577)	(14,192)
Impairment of investments in real estate	—	5,351	—	—	—
Other non-core adjustments, net	(13,476)	(13,806)	1,471	2,269	(2,984)
Non-controlling interests	1,156	4,185	1,038	2,667	2,696
Preferred stock dividends, including undeclared dividends	16,670	20,943	20,329	20,329	20,329
Issuance costs associated with redeemed preferred stock	11,760	—	—	—	—
Adjusted EBITDA	$468,498	$483,063	$464,165	$457,242	$461,852

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18

Total GAAP interest expense	$86,051	$101,552	$84,883	$80,851	$78,810
Capitalized interest	9,493	10,897	9,462	9,725	8,164
Change in accrued interest and other non-cash amounts	(20,656)	2,521	(43,892)	20,151	(10,888)
Cash Interest Expense (2)	$74,888	$114,970	$50,453	$110,727	$76,086

Scheduled debt principal payments	159	153	153	150	98
Preferred dividends	16,670	20,943	20,329	20,329	20,329
Total Fixed Charges (3)	$112,373	$133,545	$114,827	$111,055	$107,401

Coverage
Interest coverage ratio (4)	4.9x	4.3x	4.9x	5.0x	5.3x
Cash interest coverage ratio (5)	6.3x	4.2x	9.2x	4.1x	6.1x
Fixed charge coverage ratio (6)	4.2x	3.6x	4.0x	4.1x	4.3x
Cash fixed charge coverage ratio (7)	5.1x	3.6x	6.5x	3.5x	4.8x

Leverage
Debt to total enterprise value (8) (9)	28.8%	27.3%	31.3%	26.5%	26.5%
Debt plus preferred stock to total enterprise value (9)(10)	31.8%	31.2%	34.8%	30.2%	30.2%
Pre-tax income to interest expense (11)	1.7x	2.2x	1.6x	2.1x	2.1x
Net Debt to Adjusted EBITDA (12)	6.1x	5.5x	6.2x	5.2x	5.2x

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.

(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2019

Definitions

Funds From Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, (vii) gain on contribution to unconsolidated joint venture, net of related tax, and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core adjustments, net, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2019

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended June 30, 2019, GAAP interest expense was $86 million, capitalized interest was $9 million and scheduled debt principal payments and preferred dividends was $17 million.

	Three Months Ended			Six Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	30-Jun-19	31-Mar-19	30-Jun-18	30-Jun-19	30-Jun-18

Operating income	$148,972	$141,543	$144,062	$290,514	$287,875

Fee income	(925)	(1,921)	(2,343)	(2,845)	(3,476)
Other income	(486)	(564)	(527)	(1,051)	(1,385)
Depreciation and amortization	290,562	311,486	298,788	602,048	593,577
General and administrative	52,318	51,976	44,277	104,294	80,566
Severance, equity acceleration, and legal expenses	665	1,483	1,822	2,148	2,056
Transaction expenses	4,210	2,494	5,606	6,704	9,784
Impairment in investments in real estate	—	5,351	—	5,351	—
Other expenses	7,115	4,922	152	12,037	583

Net Operating Income	$502,431	$516,770	$491,837	$1,019,200	$969,580

Cash Net Operating Income (Cash NOI)

Net Operating Income	$502,431	$516,770	$491,837	$1,019,200	$969,580

Straight-line rental revenue	(13,033)	(15,979)	(8,489)	(29,013)	(18,755)
Straight-line rental expense	397	1,176	2,692	1,573	5,291
Above- and below-market rent amortization	3,954	6,210	6,794	10,163	13,460

Cash Net Operating Income	$493,749	$508,177	$492,834	$1,001,923	$969,576

Forward-Looking Statements	Financial Supplement
Second Quarter 2019

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, our expected investment and expansion activity, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO and net income, 2019 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2019 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	reduced demand for data centers or decreases in information technology spending;

•	the competitive environment in which we operate;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•
the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;

•	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;

•	breaches of our obligations or restrictions under our contracts with our customers;

•	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;

•	the impact of current global and local economic, credit and market conditions;

•	our inability to retain data center space that we lease or sublease from third parties;

•	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;

•	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;

•	financial market fluctuations and changes in foreign currency exchange rates;

•
adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;

•	our inability to manage our growth effectively;

•	losses in excess of our insurance coverage;

•	environmental liabilities and risks related to natural disasters;

•	our inability to comply with rules and regulations applicable to our company;

•	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;

•	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;

•	restrictions on our ability to engage in certain business activities; and

•	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates;

•	our ability to attract and retain qualified personnel and to attract and retain customers; and

•	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.